Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Clip Interactive, LLC

Boulder, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1/A of Clip Interactive, LLC (No. 333-235891), of our report dated April 15, 2020 relating to the financial statements at and for the year ended December 31, 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

February 16, 2021